EX-10(b)


Licensing Agreement                     DATED       2000








                     ASSIGNMENT AGREEMENT

          Maxxplay Enterprises Inc - maxxZone.com Inc









Maxxplay Enterprises, Inc.
("Maxxplay")

and

maxxZone.com, Inc.
("MaxxZone ")



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                     ASSIGNMENT AGREEMENT
        Maxxplay Enterprises, Inc. - maxxZone.com, Inc.

This Agreement (the "Agreement") is made and entered into as of June 15, 2000, by and between Maxxplay Enterprises Inc, a company incorporated under the laws of the State of Nevada ("Maxxplay"), and maxxZone.com, Inc., also a company incorporated under the laws of the State of Nevada ("MaxxZone"), (hereinafter the "Parties").

                          DEFINITIONS

For the purpose of this Agreement, the terms set forth hereunder shall have the following meanings:

  1. "Program" shall mean the Maxx Axxess Program, as generally outlined in Schedule A., and any or all extensions, modifications, improvements and developments thereof; and all existing and future Games, products, programs and other activities in the Territory;

  2. "Product" shall mean all of the products as listed in Schedule B., any or all modifications, variations, extensions, improvements and developments thereof, any and all new products acquired by Maxxplay, and any and all other products of the Program;

  3.    "Games"   shall mean all of the programs as listed  in
     Schedule C., and any or all extensions, modifications, improvements and developments thereof; and any or all new games of the Program

  4. "Website" shall mean the internet website portal maxxZone.com as presently exists for the Program, and any or all extensions, modifications, improvements and developments thereof; including all related content and graphics, but excluding any webpage as is presently, or will in the future be, hosted by the Website, as specifically relates to, and is categorized as, marketing of the Program and Games; and where such marketing webpages are only hosted by the Website on behalf of any third party

  5.   "Property" shall mean -
       (a) the Program and Website as presently exist; and as may come into possession of Maxxplay in the future, including all related existing samples, materials, components, tooling, prototypes and plans

       (b) All other intellectual property, assets, rights and licenses relating to or connected with the Website of which Maxxplay is the proprietor or entitled to be the proprietor in the Territory; including, but not exclusive to all patent, trademark, design, domain name and copyrights, and as described in Schedule D;

  6.   "Rights" shall mean -
       (a) exclusive internet website portal right to service the Program; including the hosting and portal rights for all related associations, organizations, public supporter networks, membership clubs, chat groups and special interested communities as may exist or will come into existence in the future;

       (b) Website use of all Program related trademarks, graphics, logos, slogans and domain names, as exist at present and as may be obtained in future by Maxxplay and or MaxxZone, in the operation and marketing of the Website in the Territory;

       (c) ownership of the Website and all related intellectual property, assets, rights and licenses relating to or connected with the Website of which Maxxplay is the proprietor or entitled to be the proprietor in the Territory; including, but not exclusive to all trademark, design, domain name and copyrights, and as described in Schedule D;

  7. "Territory" shall mean all of the United States of America, Canada, Mexico, Puerto Rico, Bermuda, the Bahamas and the Caribbean Islands, in which Maxxplay and or MaxxZone have registered, unregistered, or no commercial rights, and subject always to the possession by MaxxZone of rights under the laws of any country to exercise the Rights under this Agreement;



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  8.     "Market"   shall  mean  all  channels  of  marketing,
     distribution, sales and other means of commercializing the Product and Program, including retails, premium, electronic, catalogue, eCommerce and other direct sales, dealership and franchise channels, in the Territory


                           RECITALS

     A.   MaxxZone   has  established, owns and represents,  a
          corporate structure and expertise capable of optimizing commercial access to the vast community of sports fun players within the Territory

     B. Maxxplay has acquired a marketing model and plan for an international attitudinal, lifestyle and communications program to increase sports participation - the Program

     C. Maxxplay has also acquired the rights to other intellectual property relating to or connected with the Product and Website of which Maxxplay is the proprietor or entitled to be the proprietor in the Territory; including, but not exclusive to all patent, trademark, design, domain name and copyrights, and herein defined as the Property

     D. Development of the Program, Product, Games and Website as acquired by Maxxplay, is based on twenty-five (25) years of related practical experience, specific Product research and development for the past fifteen (15) years, specific business and marketing plans for the past (5) years, final Program and Product graphic design and specifications for the past (2) years; and corporate and financial research and plans, patents and trademark designs, internet domains and webpage content development and construction during the past one (1) year,

     E. The total cost of the Website, and all related Rights as proposed for assignment by Maxxplay to MaxxZone, is calculated by Maxxplay at One Hundred and Forty-five Thousand US Dollars (US$145,000), and as described in Schedule E. Total consideration for same is 3,700,000 shares of MaxxZone common stock.

     F. Maxxplay desires to assign all Program and Website related Rights to MaxxZone for the exclusive ownership and use in the Territory and Market, and MaxxZone desires to accept the assignment and obligations upon the terms and conditions of this Agreement.


     NOW, THEREFORE in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties consent and agree as follows.

     ACCORDINGLY, for good and valuable consideration, and in further consideration of the forgoing and the mutual covenants, agreements, representations and warranties herein contained, the Parties hereby further agree as follows:


     Article 1 RIGHTS
     Maxxplay hereby assigns to MaxxZone the exclusive Rights for the Market and Territory as defined; the cost of which is calculated by Maxxplay One Hundred and Forty-five Thousand US Dollars (US$145,000); upon the additional terms and conditions set forth in this Agreement, and MaxxZone hereby accepts such costing, and the assignment and obligations upon the terms and conditions contained herein.

     Article 2.     CONSIDERATION
     In sole consideration of the Rights assigned by Maxxplay to MaxxZone under this Agreement, MaxxZone shall grant and issue to Maxxplay, and or nominee, three million and seven hundred thousand (3,700,000) Common Shares, with par value of $0.001, in the stock of MaxxZone; or that number of Common shares which; when computed as a percentage of the Common Shares outstanding and disclosed prior any private placement offering by MaxxZone, or any other public, private or other investment offering by MaxxZone; shall give ownership to Maxxplay, and or nominee, of eighty-three percent (83%) of the Common shares in the stock of MaxxZone outstanding prior any such offering.



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     Article 3.     NON-COMPETITION
     Neither Maxxplay or MaxxZone, their respective agents, employees, shareholders, officers, directors or any other company or person with which either party has any other commercial relationship, association, affiliation and/or agreement, other than specifically provided for in this Agreement, shall

       3.1     neither  appoint nor otherwise allow any  other
          entity,   either   directly   or   indirectly    to,
          manufacture, import, sell, market or distribute the Program, Games, Website and related Property; or any improvements therein or any like programs, games or websites as may reasonably be deemed to compete with the Property, Program, Games, Product and Website under this Agreement;
       3.2 nor, either directly or indirectly, endorse, manufacture, import, sell, market, distribute or grant the Rights to the Program, Games, Website and related Property; or any improvements therein; or any like programs, games or products as may reasonably be deemed to compete with the Property, Program, Games, Product and Website under this Agreement;
3.3 nor, offer services to any other entity, either directly or indirectly, as may reasonably be deemed to compete with the Program, Games, Product and Website under this Agreement

     Article 4.     REPRESENTATIONS AND WARRANTIES
     4.1  MaxxZone
     (a.)  Organization  and  Qualification.   MaxxZone  is  a
       corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. MaxxZone has no subsidiaries. MaxxZone is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on
       (a) the results of operations, assets, prospects, or financial condition of MaxxZone, or (b) Maxxplay's rights under this Agreement (a "Material Adverse Effect").

     (b.) Authorization; Enforcement.  MaxxZone has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out
       its obligations hereunder.   This Agreement has been duly
       executed and delivered by MaxxZone and constitutes the valid and binding obligation of MaxxZone enforceable against MaxxZone in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     (c.) Capitalization. MaxxZone has 20,000,000 Common Shares authorized and 5,000,000 preferred. No shares of Common Stock are entitled to preemptive or similar rights. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which MaxxZone is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. MaxxZone is not in violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents.



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     (d.) The Common Stock. The Shares have been duly and validly authorized and, when delivered as provided hereunder, shall be valid, fully paid and non-assessable binding obligations of MaxxZone enforceable in accordance with their terms.

     (e.) No Conflicts. The execution, delivery and performance of this Agreement by MaxxZone and the consummation by MaxxZone of the transaction contemplated hereby do not and will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which MaxxZone is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or govern mental authority to which MaxxZone is subject (including federal and state securities laws and regulations), or by which any property or asset of MaxxZone is bound or affected. The business of MaxxZone is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations, which, individually or in the aggregate, do not have a Material Adverse Effect.

     (f.) Consents and Approvals. MaxxZone is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by MaxxZone of this Agreement, other than, in all cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of MaxxZone to deliver the Shares free and clear of all Liens (collectively, the "Required Approvals").

     (g.) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of MaxxZone, threatened against or affecting MaxxZone or any of its properties before or by any court, governmental or administrative agency or regulatory authority (federal, State, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of this Agreement or the Shares of Common Stock
       (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the MaxxZone to perform fully on a timely basis its obligations under this Agreement.

     (h.) No Default or Violation. MaxxZone is not (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material

       Adverse Effect or (z) adversely impair MaxxZone's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

     (i.) Certain Fees. No fees or commission will be payable by MaxxZone to any investment banker or bank with respect to the consummation of the transactions contemplated hereby.

     (j.) Non-Registered Offering. Neither MaxxZone nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of MaxxZone under circumstances which would require the integration of such offering with the offering of the Shares under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.



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      4.1  Maxxplay
     (a) Organization; Authority. Maxxplay is an individual duly and validly existing and in good standing under the laws of the jurisdiction of his nationality and residency. He has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The purchase of the Shares of Common Stock hereunder has been duly authorized by all necessary action on the part of Maxxplay. This Agreement has been duly executed and delivered by Maxxplay or on his behalf and constitutes the valid and legally binding obligation of Maxxplay, enforceable against Maxxplay in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

     (b) Investment Intent. Maxxplay is acquiring the Shares, for his own account for investment purposes only and not with a view to or for distributing or reselling the Shares or any part thereof or interest therein, without prejudice, however, to Maxxplay's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and State securities laws.

     (c) Maxxplay's Status. At the time Maxxplay was offered the Shares, he was, and at the date hereof, he is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Maxxplay is purchasing the Shares, for its own account.
     (d) Experience of Maxxplay. Maxxplay, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

     (e) Ability of Maxxplay to Bear Risk of Investment. Maxxplay is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

     (f) Prohibited Transactions. The Shares to be purchased by Maxxplay are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

     (g) Access to Information. Maxxplay acknowledges that he has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the MaxxZone concerning the merits and risks of investing in the Shares; (ii) access to information about MaxxZone and MaxxZone's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information which MaxxZone possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares.

     (h) Reliance. Maxxplay understands and acknowledges that (i) the Shares are being sold, to him without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and that MaxxZone will rely upon, the accuracy and truthfulness of, the foregoing representations and Maxxplay hereby consents to such reliance.

     (i) Product As at the date hereof Maxxplay is the owner of, and has the sole rights in the Product.

     (j) Claims of Infringements. To the best of Maxxplay's knowledge, at the date hereof, no claim of infringement of any product or intellectual property rights has been made or is pending against Maxxplay or any entity from which Maxxplay has obtained such rights.

     (k) Infringement. The Product as is the subject of this Agreement, does not infringe the intellectual property rights of any third party.

     (l) Assignment; Licenses. Maxxplay has not assigned, transferred, licensed, pledged or otherwise encumbered the Property as at the date hereof.

     (m) Patents. As at the date hereof Maxxplay is not aware of any questions or challenges with respect to the validity of any claims of any patent or patent applications with respect to the Product.



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     Maxxplay  shall  cooperate fully with MaxxZone,  use  its
     best effort and take all reasonable steps necessary to remedy any actual or alleged breaches of the foregoing representations and warranties, and will pay any and all costs and expenses (including attorneys fees and costs) incurred by any of the parties hereto in effectuating such remedies

     Article 5.     RELATIONSHIP OF PARTIES
     The relationship of the parties of this Agreement shall be that of independent contractors. Nothing contained in this agreement shall be construed to create an agency, partnership, joint-venture or employment relationship between the Parties, nor to make MaxxZone the agent for Maxxplay for any purpose, and no party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf of or binding upon the other Party.

     Article 6.     DEFAULT AND ARBITRATION
       6.1 Any breach of the terms and conditions contained herein which is not remedied, following proper notice, within thirty (30) days from the date of such notice, shall constitute an Event of default under this Agreement;
       6.2 Upon such default and failure to remedy by defaulting party, the non-defaulting party may, by thirty days written notice to the other party, terminate Agreement without prejudice to any rights under this Agreement or otherwise which may accrue to either party as of the date of the Agreement;
       6.3 All disputes arising in connection with or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration by one or more arbitrators appointed by the President for the time being of the Law Society of the State of Nevada, in accordance with the rules applicable to Commercial Arbitration under the laws of the said State.. The site of such arbitration shall be the State of Nevada. or such place as the parties may agree upon. The award of the Arbitrator shall be final and may be enforced in any and all courts having jurisdiction over the party against which the award is rendered.

     Article 7.     NOTICES
     Any notices required or permitted hereunder shall be given in writing and it or any certification or other documents delivered hereunder shall be deemed effectively given or delivered upon personal delivery or when mailed by certified mail delivery or when sent by commercial courier service to the following addresses -

          MaxxZone.com, Inc.
          1770 N. Green Valley
          Parkway  Suite 3214
          Henderson,  Nevada
          89014
     or to such other address of which either party shall have given notice pursuant hereto to the other.

     Articles 8.    ASSIGNMENT of AGREEMENT
     MaxxZone  may  assign  and  or  sub-license  the  rights,
     interest  and  obligations  under  the  Agreement  to   a
     successor entity, subsidiary or division which exclusively conducts the business pertaining to the Product, Games, Program and Property Rights as assigned under this Agreement; MaxxZone is not otherwise entitled to assign or sub-license the benefit of this Agreement

     Article 9.     SEVERABILITY
     If any provision of this Agreement is held to be prohibited by or invalid under any applicable law by any court or tribunal, such provision shall be ineffective only to the extent of such prohibition and shall not effect the validity of the remaining provisions hereof.



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     Article 10.    ENTIRE AGREEMENT

     This Agreement constitutes the entire Agreement between the parties, supersedes all prior oral and written agreements and understandings between the parties, and can be altered, amended or modified only in writing and as duly executed by all parties.

     Article 11.    BINDING AGREEMENT
     This Agreement shall be binding upon and shall inure to the respective parties hereto and their legal successors, heirs, administrators and assigns.

     Article 12.    EXECUTION OF AGREEMENT
     This Agreement embodied in the English language and is executed as of two original counterparts made between Maxxplay and MaxxZone each of which are signed by the authorized officer of each organization who represent that they have the authority to enter this agreement on behalf of their respective organizations.

     Article 13.    GOVERNING LAW
     This Agreement must be interpreted in conformity with the laws of State of Nevada and the parties submit to the non-exclusive jurisdiction of the Courts of that State and all courts of appeal therefrom.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



     For and on behalf of
     Maxxplay Enterprises, Inc.

     By: /s/ Dr. Ronald W. Wise
     ---------------------------
     Chairman of the Board



     For and on behalf of
     maxxZone.com, Inc.

     By: /s/Roland Becker
     ---------------------
     President



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